PROXY

ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS OF SEABRIDGE GOLD INC.
(THE "CORPORATION")

TO BE HELD AT THE ALBANY CLUB, 91 KING STREET EAST, TORONTO, ONTARIO, CANADA


ON THURSDAY, JUNE 10TH, 2004, AT 4:30 PM TORONTO TIME


THE UNDERSIGNED SHAREHOLDER OF THE CORPORATION HEREBY APPOINTS, James S. Anthony, a Director of the Corporation, or failing this person, Rudi P. Fronk, a Director of the Corporation, or in the place of the foregoing, ______________________________ as proxyholder for and on behalf of the Registered Shareholder with the power of substitution to attend, act and vote for and on behalf of the Registered Shareholder in respect of all matters that may properly come before the Meeting of the Registered Shareholders of the Corporation and at every adjournment thereof, to the same extent and with the same powers as if the undersigned Registered Shareholder were present at the said Meeting, or any adjournment thereof.

The Registered Shareholder hereby directs the proxyholder to vote the securities of the Corporation registered in the name of the Registered Shareholder as specified herein.


RESOLUTIONS (For full detail of each item, please see the enclosed Notice of Meeting and Management Proxy Circular)

                                                                       For       Withhold
1.   To elect as Director, James S. Anthony                         __________  __________

2.   To elect as Director, A. Frederick Banfield                    __________  __________

3.   To elect as Director, William M. Calhoun                       __________  __________

4.   To elect as Director, Vahid Fathi                              __________  __________

5.   To elect as Director, Henry Z. Fenig                           __________  __________

6.   To elect as Director, Louis J. Fox                             __________  __________

7.   To elect as Director, Rudi P. Fronk                            __________  __________

8.   To appoint KPMG LLP as Auditors of the Corporation             __________  __________

                                                                       For       Against
9.   To authorize the Directors to fix the auditors' remuneration   __________  __________

10.  To approve an amendment to By-Law No. 1 of the Corporation to increase the quorum for shareholders meetings to 1/3 of
     the outstanding shares.                                        __________  __________

11.  To transact such other business as may properly come before
     the Meeting                                                    __________  __________

THE UNDERSIGNED REGISTERED SHAREHOLDER HEREBY REVOKES ANY PROXY PREVIOUSLY GIVEN TO ATTEND AND VOTE AT SAID MEETING.

SIGN HERE:             _________________________________________________________

PLEASE PRINT NAME:     _________________________________________________________

DATE:                  _________________________________________________________

NUMBER OF SHARES
REPRESENTED BY PROXY:  _________________________________________________________

THIS PROXY FORM IS NOT VALID UNLESS IT IS SIGNED AND DATED.
                   ----------------       ----------------

SEE IMPORTANT INFORMATION AND INSTRUCTIONS ON REVERSE

                      INSTRUCTIONS FOR COMPLETION OF PROXY

1.   THIS PROXY IS SOLICITED BY THE MANAGEMENT OF THE CORPORATION.

2.   This form of proxy ("Instrument of Proxy") MUST BE SIGNED by you, the
                                                --------------------------
     Registered Shareholder, or by your attorney duly authorized by you in
     ----------------------
     writing, or, in the case of a corporation, by a duly authorized officer or representative of the corporation; and IF EXECUTED BY AN ATTORNEY, OFFICER, OR OTHER DULY APPOINTED REPRESENTATIVE, the original or a notarized copy of the instrument so empowering such person, or such other documentation in support as shall be acceptable to the Chairman of the Meeting, must accompany the Instrument of Proxy.

3.   IF THIS INSTRUMENT OF PROXY IS NOT DATED in the space provided, authority
     ----------------------------------------
     is hereby given by you, the Registered Shareholder, for the proxyholder to date this proxy seven (7) calendar days after the date on which it was mailed to you, the Registered Shareholder, by Management of the Corporation. If the proxyholder does not exercise such authority to date the proxy, this proxy is deemed to bear the date it is mailed by the Management of the Corporation.

4.   A REGISTERED SHAREHOLDER WHO WISHES TO ATTEND THE MEETING AND VOTE ON THE
                                            ------
     RESOLUTIONS IN PERSON, may simply register with the scrutineers before the Meeting begins.

5.   A REGISTERED SHAREHOLDER WHO IS NOT ABLE TO ATTEND THE MEETING IN PERSON
                                     ------------------
     BUT WISHES TO APPOINT A PROXYHOLDER TO ATTEND, ACT ON THE REGISTERED HOLDER'S BEHALF AND VOTE ON THE RESOLUTIONS, may do the following:

     (a) APPOINT ONE OF THE MANAGEMENT PROXYHOLDERS named on the Instrument of Proxy, by leaving the wording appointing a nominee as is (i.e. do not strike out the management proxyholders shown and do not complete the blank space provided for the appointment of an alternate proxyholder). Where no choice is specified by a Registered Shareholder with respect to a resolution set out in the Instrument of Proxy, a management appointee acting as a proxyholder will vote in favour of each matter identified on this Instrument of Proxy and for the nominees of management for directors and auditor as identified in this Instrument of Proxy;

     OR

     (b) APPOINT ANOTHER PROXYHOLDER, who need not be a Registered Shareholder of the Corporation, to vote according to the Registered Shareholder's instructions, by striking out the management proxyholder names shown and inserting the name of the person you wish to represent you at the Meeting in the space provided for an alternate proxyholder. If no choice is specified, the proxyholder has discretionary authority to vote as the proxyholder sees fit.

6. THE SECURITIES REPRESENTED BY THIS INSTRUMENT OF PROXY WILL BE VOTED OR WITHHELD FROM VOTING IN ACCORDANCE WITH THE INSTRUCTIONS OF THE REGISTERED SHAREHOLDER ON ANY POLL of a resolution that may be called for and, if the Registered Shareholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. Further, the securities will be voted by the appointed proxyholder with respect to any amendments or variations of any of the resolutions set out on the Instrument of Proxy or matters which may properly come before the Meeting as the proxyholder in its sole discretion sees fit.

If a Registered Shareholder has submitted an Instrument of Proxy, THE REGISTERED SHAREHOLDER MAY STILL ATTEND THE MEETING AND MAY VOTE IN PERSON. To do so, the Registered Shareholder must record his/her attendance with the scrutineers before the commencement of the Meeting and revoke, in writing, the prior votes.

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To be represented at the Meeting, this proxy form must be received at the office of Computershare Trust Company of Canada by mail or by fax no later than forty eight (48) hours (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting, or adjournment thereof or may be accepted by the Chairman of the Meeting prior to the commencement of the Meeting. The mailing address of Computershare is Proxy Department, 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1, Canada and its fax number is 416-263-9524 or 1-866-249-7775.
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